                                                                    EXHIBIT 11.1

                  SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                      ---------------------------------
                                                                                        1995       1994        1993
                                                                                      ---------  ---------  -----------
                                                                                          AS RESTATED
                                                                                      --------------------

                                                                                               (IN THOUSANDS,
                                                                                             EXCEPT SHARE DATA)
Shares outstanding at beginning of period...........................................     45,021     21,066     14,979(1)
Weighted average shares issued pursuant to:
  Common stock offering.............................................................     --          3,325      3,395
  Acquisition agreements............................................................        694      5,887      --
  Employee benefit plans............................................................        182        412      --
  Conversion of 6 1/2% Convertible Subordinated Debentures due 2003.................      1,522        348      --
Dilutive effect of outstanding stock options........................................     --            792        234
                                                                                      ---------  ---------  -----------
Weighted average number of common and common equivalent shares outstanding..........     47,419     31,830     18,608
                                                                                      ---------  ---------  -----------
                                                                                      ---------  ---------  -----------

Net earnings (loss) before extraordinary loss on early extinguishment of debt (2)...  $ (20,568) $  19,561  $  13,463
Extraordinary loss..................................................................     (3,413)    --          --
                                                                                      ---------  ---------  -----------
Net earnings (loss) (2).............................................................  $ (23,981) $  19,561  $  13,463
                                                                                      ---------  ---------  -----------
                                                                                      ---------  ---------  -----------
Net earnings (loss) before extraordinary loss per common and common equivalent share
 (2)................................................................................  $   (0.43) $    0.61  $    0.72
Extraordinary loss..................................................................      (0.07)    --          --
                                                                                      ---------  ---------  -----------
Net earnings (loss) per common and common equivalent share (2)......................  $   (0.50) $    0.61  $    0.72
                                                                                      ---------  ---------  -----------
                                                                                      ---------  ---------  -----------
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(1)  Shares outstanding at beginning of period is based upon 9,000,000 shares of the  Company's common stock  subsequently issued upon  the formation of Sun
     Healthcare Group, Inc. on April 15, 1993 which placed under the control  of single  corporation  all  of  the  Company's  operations  and  include  the
     appropriate  weighted  average  shares   of  CareerStaff  Unlimited,   Inc.
     ("CareerStaff") and Golden Care, Inc. ("Golden Care").

(2) For financial reporting purposes, a pro forma provision for income taxes has been reflected in the computation of earnings (loss) per share to present taxes on the results of operations of CareerStaff for the twelve months ended December 31, 1993 and for the period from January 1, 1994 to June 22, 1994 and of Golden Care for the twelve months ended December 31, 1994 and 1993, and for the period from January 1, 1995 to May 5, 1995, as if these entities had not elected S corporation status and were subject to and liable for Federal and state income taxes prior to each of the companies termination of their S corporation status. CareerStaff terminated its S corporation status on June 22, 1994. Golden Care terminated its S corporation status for Federal and state income tax purposes upon merging with the Company on May 5, 1995.